As filed with the Securities and Exchange Commission on March 8, 2022

Registration No. 333-_____

United States
Securities and Exchange Commission
Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

JACK IN THE BOX INC.
(Exact name of registrant as specified in its charter)

Delaware	95-2698708
(State or other jurisdiction of incorporation or organization)	(I.R.S Employer Identification Number)

9357 Spectrum Center Blvd.
San Diego, California 92123
(858) 571-2121
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Del Taco Restaurants, Inc. 2015 Omnibus Incentive Plan
(Full title of the plan)

Sarah Super
Senior Vice President, Chief Legal & Risk Officer, Corporate Secretary
Jack in the Box Inc.
9357 Spectrum Center Blvd
San Diego, California 92123
(Name and address of agent for service)

(858) 571-2121
(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☑	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☐
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

Pursuant to a series of transactions contemplated by that certain Agreement and Plan of Merger, dated as of December 5, 2021 (the “Merger Agreement”), by and among Jack in the Box Inc. (the “Registrant”), Epic Merger Sub Inc., and Del Taco Restaurants, Inc. (“Del Taco”), Del Taco became a wholly owned subsidiary of the Registrant on March 8, 2022 (the “Transaction”).  In connection with the Transaction, and at the closing of the Transaction, the Registrant assumed the Del Taco Restaurants, Inc. 2015 Omnibus Incentive Plan (the “2015 Plan”).  In addition, pursuant to the Merger Agreement, and at the effective time of the Transaction, certain unvested shares of restricted stock of Del Taco that were outstanding as of immediately prior to the closing and granted under the 2015 Plan were adjusted and assumed by the Registrant and converted into restricted stock awards covering the common stock, $0.01 par value, of the Registrant (“Registrant Common Stock” and such assumed shares of restricted stock, the “Assumed Awards”).  This Registration Statement on Form S-8 registers an aggregate of 21,152 shares of Registrant Common Stock that may be issued pursuant to such Assumed Awards, as well as 187,591 shares of Registrant Common Stock that remain available for future issuance under the Plan.

PART I
INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

The information required in Part I of this Registration Statement is included in one or more prospectuses for the 2015 Plan that are not filed as part of this Registration Statement in accordance with Rule 428 of the Securities Act and the Note to Part I of Form S-8.
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents, previously filed by the Registrant with the Securities and Exchange Commission (the “Commission”), are incorporated by reference herein and shall be deemed to be a part hereof:

•	The Registrant’s Annual Report on Form 10-K for the fiscal year ended October 3, 2021, filed by the Registrant on November 23, 2021;
•	The Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended January 23, 2022, filed by filed by the Registrant on February 23, 2022;
•	The Registrant’s Current Reports on Form 8-K filed with the Commission by the Registrant on December 6, 2021, January 26, 2022, February 3, 2022, February 15, 2022; and March 7, 2022
•
The description of the Registrant’s Common Stock contained in our Registration Statement on Form 8-A filed with the Commission on December 11, 2008 (Commission File No. 001-09390), together with any amendment or report filed for the purpose of updating such description.

In addition, all documents subsequently filed by the Registrant pursuant to Section 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, excluding any information furnished under Item 2.02 or Item 7.01 of any Current Report on Form 8-K and corresponding information furnished under Item 9.01 or included as an exhibit, prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.	Description of Securities.

Not applicable.

Item 5.	Interests of Named Experts and Counsel.

Not applicable.

Item 6.	Indemnification of Directors and Officers.

Section 145 of the General Corporation Law of the State of Delaware, or the DGCL, permits a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in right of the corporation), by reason of the fact that the person is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful.

Section 145 of the DGCL further provides that a corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

There are additional limitations applicable to criminal actions and to actions brought by or in the name of the corporation. The determination as to whether a person seeking indemnification has met the required standard of conduct is to be made (i) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, (ii) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, (iii) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion or (iii) by the stockholders.

Registrant is authorized by its Charter and Bylaws to indemnify its directors and officers in accordance with Delaware law.  Registrant has entered into indemnification agreements with each of its directors and executive officers.  These agreements provide that the Registrant will indemnify each of its directors and such officers to the fullest extent permitted by law and by the Charter or Bylaws.

Section 102(b)(7) of the DGCL provides that a corporation’s certificate of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL or (iv) for any transaction from which the director derived an improper personal benefit.  The Certificate of Incorporation of Registrant provides for the elimination of personal monetary liability of directors to the fullest extent permissible under Delaware law.

Item 7.	Exemption from Registration Claimed.

Not applicable.

Item 8.	Exhibits.

Unless otherwise indicated below as being incorporated by reference to another filing of Intuit Inc. with the Securities and Exchange Commission, each of the following exhibits is filed herewith:

Filed with this Form S-8
Incorporated By Reference
Exhibit No.	Exhibit Description		Form	File No.	Date Filed
4.01	Certificate of Amendment of Restated Certificate of Incorporation dated September 21, 2007		8-K		9/24/2007
4.02	Restated Certificate of Incorporation, dated March 6, 1992		10-Q		5/14/2020
4.03	Amended and Restated Bylaws, dated May 8, 2020		10-Q		5/14/2020
5.01	Opinion of Gibson, Dunn & Crutcher LLP	X
23.01	Consent of Gibson, Dunn & Crutcher LLP (included in Exhibit 5.01)	X
23.02	Consent of KPMG LLP, Independent Registered Public Accounting Firm	X
24.01	Power of Attorney (included on signature page)	X
99.01	Del Taco Restaurants, Inc. 2015 Omnibus Incentive Plan (“2015 Plan”)	X
99.02	First Amendment to the 2015 Plan	X
99.03	Second Amendment to the 2015 Plan	X
107.01	Filing Fee Table	X

Item 9.	Undertakings.

1.	The undersigned Registrant hereby undertakes:
(a)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:
(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;
(ii)
To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (1)(a)(i) and (1)(a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement;
(b)
That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

(c)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
2.
The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on March 8, 2022.

JACK IN THE BOX INC.

By:	/s/ TIM MULLANY
Tim Mullany
Executive Vice President and Chief Financial Officer

POWER OF ATTORNEY

By signing this Form S-8 below, I hereby appoint each of Darin Harris, Tim Mullany and Sarah Super as my true and lawful attorneys-in-fact and agents with full power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents, or any one of them, may determine are necessary or advisable or required to enable the corporation referred to herein to comply with the Securities Act of 1933, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms that all said attorneys and agents, or any one of them, shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated. Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Principal Executive Officer:

/s/ DARIN HARRIS	Director, Chief Executive Officer	March 8, 2022
Darin Harris

Principal Financial Officer and Principal Accounting Officer:

/s/ TIM MULLANY	Executive Vice President
Tim Mullany	and Chief Financial Officer	March 8, 2022

Additional Directors:

/s/ DAVID L. GOEBEL	Chair of the Board of Directors	March 8, 2022
David L. Goebel

/s/ SHARON P. JOHN	Director	March 8, 2022
Sharon P. John

/s/ MADELEINE KLEINER	Director	March 8, 2022
Madeleine Kleiner

/s/ MICHAEL W. MURPHY	Director	March 8, 2022
Michael W. Murphy

/s/ JAMES M. MYERS	Director	March 8, 2022
James M. Myers

/s/ DAVID M. TEHLE	Director	March 8, 2022
David M. Tehle

/s/ VIVIEN M. YEUNG	Director	March 8, 2022
Vivien M. Yeung